Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74567) of Brown-Forman Corporation of our report dated June 13, 2017 relating to the financial statements and supplemental schedule of Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

June 13, 2017